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Exhibit 4.3

                                                                  EXECUTION COPY

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                         FAIRPOINT COMMUNICATIONS, INC.

                          11 7/8% Senior Notes due 2010

            --------------------------------------------------------

                                    INDENTURE

                            Dated as of March 6, 2003

            --------------------------------------------------------

                              THE BANK OF NEW YORK

                                     Trustee

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                                TABLE OF CONTENTS

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                                                 ARTICLE I

                                Definitions and Incorporation by Reference

SECTION 1.01  Definitions................................................................................1
SECTION 1.02  Other Definitions.........................................................................23
SECTION 1.03  Incorporation by Reference of Trust Indenture Act.........................................24
SECTION 1.04  Rules of Construction.....................................................................24

                                                ARTICLE II

                                              The Securities

SECTION 2.01  Amount of Securities......................................................................25
SECTION 2.02  Form and Dating...........................................................................25
SECTION 2.03  Execution and Authentication..............................................................26
SECTION 2.04  Registrar and Paying Agent................................................................26
SECTION 2.05  Paying Agent to Hold Money in Trust.......................................................27
SECTION 2.06  Securityholder Lists......................................................................27
SECTION 2.07  Replacement Securities....................................................................27
SECTION 2.08  Outstanding Securities....................................................................27
SECTION 2.09  Temporary Securities......................................................................28
SECTION 2.10  Cancellation..............................................................................28
SECTION 2.11  Defaulted Interest........................................................................28
SECTION 2.12  CUSIP Numbers.............................................................................28

                                                ARTICLE III

                                                Redemption

SECTION 3.01  Notices to Trustee........................................................................29
SECTION 3.02  Selection of Securities To Be Redeemed....................................................29
SECTION 3.03  Notice of Redemption......................................................................29
SECTION 3.04  Effect of Notice of Redemption............................................................30
SECTION 3.05  Deposit of Redemption Price...............................................................30
SECTION 3.06  Securities Redeemed in Part...............................................................30

                                                ARTICLE IV

                                                 Covenants

SECTION 4.01  Payment of Securities.....................................................................30
SECTION 4.02  SEC Reports...............................................................................31
SECTION 4.03  Limitation on Debt........................................................................31
SECTION 4.04  Limitation on Restricted Payments.........................................................32
SECTION 4.05  Limitation on Liens.......................................................................35
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                                TABLE OF CONTENTS
                                   (continued)

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SECTION 4.06  Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries................35
SECTION 4.07  Limitation on Asset Sales.................................................................35
SECTION 4.08  Limitation on Restrictions on Distributions from Restricted Subsidiaries..................38
SECTION 4.09  Limitation on Transactions with Affiliates................................................39
SECTION 4.10  Limitation on Guarantees by Restricted Subsidiaries.......................................40
SECTION 4.11  Designation of Restricted and Unrestricted Subsidiaries...................................40
SECTION 4.12  Limitation on Sale and Leaseback Transactions.............................................41
SECTION 4.13  Limitation on Company's Business..........................................................41
SECTION 4.14  Change of Control.........................................................................41
SECTION 4.15  Compliance Certificate....................................................................42
SECTION 4.16  Further Instruments and Acts..............................................................43

                                                 ARTICLE V

                                Merger, Consolidation and Sale of Property

                                                ARTICLE VI

                                           Defaults and Remedies

SECTION 6.01  Events of Default.........................................................................44
SECTION 6.02  Acceleration..............................................................................46
SECTION 6.03  Other Remedies............................................................................46
SECTION 6.04  Waiver of Past Defaults...................................................................46
SECTION 6.05  Control by Majority.......................................................................46
SECTION 6.06  Limitation on Suits.......................................................................47
SECTION 6.07  Rights of Holders to Receive Payment......................................................47
SECTION 6.08  Collection Suit by Trustee................................................................47
SECTION 6.09  Trustee May File Proofs of Claim..........................................................47
SECTION 6.10  Priorities 48
SECTION 6.11  Undertaking for Costs.....................................................................48
SECTION 6.12  Waiver of Stay or Extension Laws..........................................................48

                                                ARTICLE VII

                                                  Trustee

SECTION 7.01  Duties of Trustee.........................................................................48
SECTION 7.02  Rights of Trustee.........................................................................50
SECTION 7.03  Individual Rights of Trustee..............................................................50
SECTION 7.04  Trustee's Disclaimer......................................................................51
SECTION 7.05  Notice of Defaults........................................................................51
SECTION 7.06  Reports by Trustee to Holders.............................................................51
SECTION 7.07  Compensation and Indemnity................................................................51
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                                TABLE OF CONTENTS
                                   (continued)

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SECTION 7.08  Replacement of Trustee....................................................................52
SECTION 7.09  Successor Trustee by Merger...............................................................53
SECTION 7.10  Eligibility; Disqualification.............................................................53
SECTION 7.11  Preferential Collection of Claims Against Company.........................................53

                                               ARTICLE VIII

                                    Discharge of Indenture; Defeasance

SECTION 8.01  Discharge of Liability on Securities; Defeasance..........................................53
SECTION 8.02  Conditions to Defeasance..................................................................54
SECTION 8.03  Application of Trust Money................................................................55
SECTION 8.04  Repayment to Company......................................................................56
SECTION 8.05  Indemnity for Government Obligations......................................................56
SECTION 8.06  Reinstatement.............................................................................56

                                                ARTICLE IX

                                                Amendments

SECTION 9.01  Without Consent of Holders................................................................56
SECTION 9.02  With Consent of Holders...................................................................57
SECTION 9.03  Compliance with Trust Indenture Act.......................................................58
SECTION 9.04  Revocation and Effect of Consents and Waivers.............................................58
SECTION 9.05  Notation on or Exchange of Securities.....................................................58
SECTION 9.06  Trustee To Sign Amendments................................................................59
SECTION 9.07  Payment for Consent.......................................................................59

                                                 ARTICLE X

                                              Note Guarantees

SECTION 10.01  Note Guarantees Generally................................................................59
SECTION 10.02  Continuing Guarantees....................................................................61
SECTION 10.03  Release of Note Guarantees...............................................................61
SECTION 10.04  Waiver of Subrogation....................................................................62
SECTION 10.05  Notation Not Required....................................................................62
SECTION 10.06  Successors and Assigns of the Note Guarantors............................................62
SECTION 10.07  Execution and Delivery of Note Guarantees................................................62
SECTION 10.08  Notices..................................................................................62

                                                ARTICLE XI

                                               Miscellaneous

SECTION 11.01  Trust Indenture Act Controls.............................................................63
SECTION 11.02  Notices..................................................................................63
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                                TABLE OF CONTENTS
                                   (continued)

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SECTION 11.03  Communication by Holders with Other Holders..............................................63
SECTION 11.04  Certificate and Opinion as to Conditions Precedent.......................................63
SECTION 11.05  Statements Required in Certificate or Opinion............................................64
SECTION 11.06  When Securities Disregarded..............................................................64
SECTION 11.07  Rules by Trustee, Paying Agent and Registrar.............................................64
SECTION 11.08  Legal Holidays...........................................................................64
SECTION 11.09  Governing Law............................................................................65
SECTION 11.10  No Recourse Against Others...............................................................65
SECTION 11.11  Successors...............................................................................65
SECTION 11.12  Multiple Originals.......................................................................65
SECTION 11.13  Table of Contents; Headings..............................................................65
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                              CROSS-REFERENCE TABLE

TIA Section/ /                                                                  Indenture Section
310   (a)(1)...............................................................         7.10
      (a)(2)...............................................................         7.10
      (a)(3)...............................................................         N.A.
      (a)(4)...............................................................         N.A.
      (a)(5)...............................................................         N.A.
      (b)..................................................................         7.08; 7.10
      (c)..................................................................         N.A.

311   (a)..................................................................         7.11
      (b)..................................................................         7.11
      (c)..................................................................         N.A.

312   (a)..................................................................         2.06
      (b)..................................................................        11.03
      (c)..................................................................        11.03

313   (a)..................................................................         7.06
      (b)..................................................................         7.06.
      (b)(2)...............................................................         7.06
      (c)..................................................................        11.02
      (d)..................................................................         7.06

314   (a)..................................................................         4.02; 4.11;
                                                                                    4.15; 11.02
      (b)..................................................................         N.A
      (c)(1)...............................................................        11.04
      (c)(2)...............................................................        11.04
      (c)(3)...............................................................         N.A.
      (d)..................................................................         N.A.
      (e)..................................................................        11.05
      (f)..................................................................         4.11

315   (a)..................................................................         7.01
      (b)..................................................................         7.05; 11.02
      (c)..................................................................         7.01
      (d)..................................................................         7.01
      (e)..................................................................         6.11

316   (a) (last sentence)..................................................        11.06
      (a)(1)(A)............................................................         6.05
      (a)(1)(B)............................................................         6.04
      (a)(2)...............................................................         N.A.
      (b)..................................................................         6.07
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
317   (a)(1)...............................................................         6.08
      (a)(2)...............................................................         6.09
      (b)..................................................................         2.05

318   (a).................................................................         11.01

                           N.A. Means Not Applicable.

     Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

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                                                                  EXECUTION COPY

     INDENTURE dated as of March 6, 2003, between FAIRPOINT COMMUNICATIONS, INC., a Delaware corporation (as further defined below, the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Securities to be issued, from time to time, as in this Indenture provided.

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01 DEFINITIONS.

     "ADDITIONAL ASSETS" means (a) any Property (other than cash, cash equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Telecommunications Business; or (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than an Affiliate of the Company; PROVIDED, HOWEVER, that, in the case of clause (b), such Restricted Subsidiary is primarily engaged in a Telecommunications Business.

     "AFFILIATE" of any specified Person means (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person who is a director or officer of (i) such specified Person, (ii) any Subsidiary of such specified Person or (iii) any Person described in clause (a) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.07 and 4.09 and the definition of "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 10.0% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "ASSET SALE" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares) or
(b) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of clauses (a) and (b) above, (i) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) for purposes of Section 4.07 only,
(x) any disposition that

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constitutes a Permitted Investment or Restricted Payment permitted under Section
4.04 and (y) contemporaneous exchanges by the Company or any Restricted Subsidiary of Telecommunications Assets for other Telecommunications Assets in the ordinary course of business; PROVIDED that the applicable Telecommunications Assets received by the Company or such Restricted Subsidiary have at least substantially equal Fair Market Value to the Company or such Restricted Subsidiary (as evidenced by a Resolution of the Board of Directors of the Company) and (iii) any disposition effected in compliance with the first paragraph of Article V).

     "ATTRIBUTABLE DEBT" in respect of a Sale and Leaseback Transaction means, at any date of determination, (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligation" and (b) in all other instances, the greater of (i) the Fair Market Value of the Property subject to such Sale and Leaseback Transaction and (ii) the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

     "AVERAGE LIFE" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

     "BOARD OF DIRECTORS" means the Board of Directors of the Company (or, in the case of Section 4.09(3), the applicable Restricted Subsidiary) or any committee thereof duly authorized to act on behalf of such Board.

     "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

     "BUSINESS DAY" means each day that is not a Legal Holiday.

     "CAPITAL LEASE OBLIGATIONS" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of
Section 4.05, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

     "CAPITAL STOCK" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an

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equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

     "CAPITAL STOCK SALE PROCEEDS" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "CHANGE OF CONTROL" means the occurrence of any of the following events:

     (a) prior to the first Public Equity Offering that results in a Public Market, the Permitted Holders cease to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Permitted Holders or otherwise (for purposes of this clause (a), the Permitted Holders will be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

     (b) on or after the first Public Equity Offering that results in a Public Market, if any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35.0% or more of the total voting power of the Voting Stock of the Company; PROVIDED, HOWEVER, that the Permitted Holders are the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person or group (for purposes of this clause (b), such Person or group shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as such Person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

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     (c) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Subsidiary or one or more Permitted Holders) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting
Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where (i) the outstanding Voting Stock of the Company is reclassified into or exchanged for Voting Stock of the surviving corporation and (ii) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction and in substantially the same proportions as before the transaction; or

     (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment or whose nomination for election by the shareholders of the Company (i) was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) was pursuant to agreements among shareholders in effect on the Issue Date) cease for any reason to constitute a majority of the Board of Directors then in office; or

     (e) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMODITY PRICE PROTECTION AGREEMENT" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

     "COMPANY" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

     "CONSOLIDATED CURRENT LIABILITIES" means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating (a) all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries and (b) all current maturities of long-term Debt.

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     "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, without duplication, (a) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to capital leases, (b) amortization of debt discount and debt issuance cost, including commitment fees, (c) capitalized interest, (d) non-cash interest expenses, (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (f) net costs associated with Hedging Obligations (including amortization of fees), (g) Disqualified Stock Dividends, (h) Preferred Stock Dividends, (i) interest Incurred in connection with Investments in discontinued operations, (j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary and (k) the lesser of (i) cash contributions to any employee stock ownership plan or similar trust and (ii) the interest or fees paid by such plan or trust to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

     "CONSOLIDATED NET INCOME" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income (a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (i) subject to the exclusion contained in clause (d) below, there shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution, whether or not reflected on the Company's income statement (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below and excluding any such cash dividends or other distributions made by Financing Cooperatives that are reinvested in such Financing Cooperatives) and (ii) the Company's equity in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (b) for purposes of calculating EBITDA for purposes of Section 4.04(c)(i) only, any net income (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (c) any net income (but not loss) of any Restricted Subsidiary, if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that, subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution, plus the amount of income accrued during such period in excess of such distributed cash to the extent such excess income could be distributed on the date of determination (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), (d) any gain (but not loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business, PROVIDED that, in the event of such a sale or other disposition of all or a portion of the Capital Stock of a

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Financing Cooperative, any gain therefrom shall be included in Consolidated Net
Income in an amount not to exceed the amount of dividends or other distributions from such Financing Cooperative previously excluded from Consolidated Net Income pursuant to the parenthetical in clause (a)(i) above, (e) any extraordinary gain or loss, (f) the cumulative effect of a change in accounting principles and (g) any non-cash compensation expense realized for grants of performance shares, stock options or other stock awards to officers, directors and employees of the Company or any Restricted Subsidiary. Notwithstanding the foregoing, for purposes of calculating EBITDA for purposes of Section 4.04(c)(i) only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted pursuant to
Section 4.04(c)(iv).

     "CONSOLIDATED NET TANGIBLE ASSETS" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication): (a) the excess of cost over fair market value of assets or businesses acquired; (b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP; (c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (d) minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary; (e) treasury stock; (f) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and (g) Investments in and assets of Unrestricted Subsidiaries.

     "CONSOLIDATED NET WORTH" means the total of the amounts shown on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (a) the par or stated value of all outstanding Capital Stock of the Company plus (b) paid-in capital or capital surplus relating to such Capital Stock plus (c) any retained earnings or earned surplus less (i) any accumulated deficit and (ii) any amounts attributable to Disqualified Stock.

     "CREDIT FACILITY" means, the amended and restated credit agreement, dated as of March 6, 2003, among the Company, the lenders party thereto in their capacities as lenders thereunder, Bank of America, N.A., as syndication agent, and Deutsche Bank Trust Company Americas, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended, restated, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder, PROVIDED that no such increase shall result in the principal amount of Debt permitted to be Incurred pursuant to clause (b) of the definition of "Permitted Debt" to exceed the amount specified in such clause (b), or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the debt under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "CURRENCY EXCHANGE PROTECTION AGREEMENT" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

     "DEBT" means, with respect to any Person on any date of determination (without duplication), (a) the principal of and premium (if any) in respect of
(i) debt of such Person for money borrowed and (ii) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person; (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (f) all obligations of the type referred to in clauses (a) through
(e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (g) all obligations of the type referred to in clauses (a) through
(f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to (i) zero if such Hedging Obligation has been Incurred pursuant to clause (e) of the definition of "Permitted Debt" or (ii) the notional amount of such Hedging Obligation if not Incurred pursuant to such clause.

     "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock, on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Securities.

     "DISQUALIFIED STOCK DIVIDENDS" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

     "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries, (a) the sum of Consolidated Net Income for such period, plus the following to the extent deducted in computing Consolidated Net Income for such period: (i) the provision for taxes based on income or profits or utilized in computing net loss, (ii) Consolidated Interest Expense,
(iii) depreciation, (iv) amortization of intangibles and (v) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period) minus (b) all non-cash items increasing Consolidated Net Income for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval of any governmental body or regulatory authority (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

     "EQUITY INVESTORS" means Kelso Investment Associates V., L.P., Kelso Equity Partners V, L.P. and Thomas H. Lee Equity Fund IV, LP, and its Affiliates.

     "EQUITY SALE" means (i) a Public Equity Offering following which a Public Market exists or (ii) a Strategic Equity Investment.

     "EVENTS OF DEFAULT" has the meaning set forth in Section 6.01.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE SECURITIES" means the Company's 11 7/8% Senior Notes due 2010 to be issued pursuant to this Indenture in exchange for Original Securities or any additional Initial Securities issued after the Issue Date, in connection with any Registered Exchange Offer or any Private Exchange pursuant to a Registration Rights Agreement.

     "EXISTING NOTES" means the Company's 9 1/2% Senior Subordinated Notes due 2008 and 12 1/2% Senior Subordinated Notes due 2010.

     "FAIR MARKET VALUE" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, (a) if such Property has a Fair Market Value equal to or less than $5.0 million, by any Officer of the Company or (b) if such Property has a Fair Market Value in excess of $5.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

     "FINANCING COOPERATIVE" means CoBank ACB and Rural Telephone Finance Cooperative.

     "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) in the statements and pronouncements of the Financial Accounting Standards Board, (c) in such other statements by such other entity as approved by a significant segment of the accounting profession and (d) in the rules and regulations of the SEC or the Public Company Accounting Oversight Board governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to
Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of Permitted Investments. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "HEDGING OBLIGATION" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

     "HOLDER" or "SECURITYHOLDER" means the Person in whose name a Security is registered on the Security register described in Section 2.04.

     "INCUR" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; PROVIDED FURTHER, HOWEVER, that solely for purposes of determining compliance with Section 4.03, amortization of debt discount shall not be deemed to be the Incurrence of Debt, PROVIDED that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the accreted value of such Debt.

     "INDENTURE" means this Indenture as amended or supplemented from time to time.

     "INDEPENDENT APPRAISER" means an investment banking firm of national standing or any third party appraiser of national standing, PROVIDED that such firm or appraiser is not an Affiliate of the Company.

     "INITIAL SECURITIES" means the Company's 11 7/8% Senior Notes due 2010 to be issued from time to time as provided for in this Indenture.

     "INTEREST RATE AGREEMENT" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

     "INVESTMENT" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Sections 4.04 and 4.11 and the definition of "Restricted Payment," "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion

(proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation. In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

     "ISSUE DATE" means March 6, 2003.

     "LEVERAGE RATIO" means the ratio of (a) the outstanding Debt of the Company and the Restricted Subsidiaries, on a consolidated basis, to (b) the Pro Forma EBITDA for the last four full fiscal quarters preceding the date on which such calculation is made.

     "LIEN" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

     "MOODY'S" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

     "NET AVAILABLE CASH" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale, (b) all payments made on any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale and (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

     "NET CASH PROCEEDS" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "NOTE GUARANTEE" means any Guarantee of the Securities pursuant to Section
4.10 and Article X.

     "NOTE GUARANTOR" means any Restricted Subsidiary of the Company that provides a Note Guarantee, until such time as such Restricted Subsidiary shall no longer be a Note Guarantor pursuant to this Indenture.

     "OFFICER" means the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer or any Vice President of the Company.

     "OFFICERS' CERTIFICATE" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

     "OPINION OF COUNSEL" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

     "ORIGINAL SECURITIES" means the Initial Securities in the aggregate principal amount of $225,000,000 issued on the Issue Date.

     "PERMITTED ASSET SWAP" means any transfer of property or assets by the Company or any of its Restricted Subsidiaries in which at least 90% of the consideration received by the transferor consists of properties or assets (other than cash) that will be used in a Telecommunications Business; PROVIDED that the aggregate Fair Market Value of the property or assets being transferred by the Company or such Restricted Subsidiary is not greater than the aggregate Fair Market Value of the property or assets received by the Company or such Restricted Subsidiary in such exchange; PROVIDED, HOWEVER, that in the event such aggregate Fair Market Value of the property or assets being transferred or received by the Company is (x) less than $15.0 million, such determination shall be made in good faith by the Board of Directors of the Company and (y) greater than or equal to $15.0 million, such determination shall be made by an Independent Appraiser.

     "PERMITTED DEBT" means:

     (a) Debt of the Company evidenced by the Original Securities and Exchange Securities issued in exchange for the Original Securities, and any Note Guarantee;

     (b) Debt under the Credit Facility, PROVIDED that the aggregate principal amount of all such Debt under the Credit Facility at any one time outstanding under this clause (b) shall not exceed $300.0 million, which amount shall be permanently reduced by the aggregate amount of Net Available Cash used to Repay Debt under the Credit Facility since the Issue Date pursuant to Section 4.07;

     (c) Debt of the Company or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt, PROVIDED that (i) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased and
(ii) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c)

(together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c)) shall not exceed $30.0 million;

     (d) Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

     (e) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, PROVIDED that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of Section 4.03;

     (f) Debt in connection with one or more standby letters of credit or performance bonds issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

     (g)  Debt outstanding on the Issue Date not otherwise described in clauses
(a) through (f) above;

     (h) Debt in an aggregate principal amount outstanding at any one time not to exceed $10.0 million; and

     (i) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to Section 4.03(a)(i) and clauses (a), (c) and (g) above.

     "PERMITTED GUARANTEE" means a Guarantee by any Restricted Subsidiary of (1) Senior Debt of the Company Incurred pursuant to clause (b) of the definition of Permitted Debt, (2) Senior Debt of the Company Incurred pursuant to Section 4.03(a)(i) in an aggregate principal amount not to exceed $50.0 million at any one time outstanding, (3) Senior Debt of the Company Incurred pursuant to
Section 4.03(a)(i) in an aggregate principal amount not to exceed 5.0% of Consolidated Net Tangible Assets (based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior to the date such Senior Debt shall be Incurred) less the aggregate principal amount of Senior Debt outstanding as of the date of determination in respect of which Permitted Guarantees were previously Incurred pursuant to this clause (3), as determined as of the date of the Incurrence of such Guarantee by such Restricted Subsidiary, or (4) in the case of clause (1), (2) or (3) of this definition, Interest Rate Agreements in respect of such Senior Debt owed to lenders under the Credit Facility and their Affiliates (even if any such Lender ceases to be a party to the Credit Facility).

     "PERMITTED HOLDERS" means Daniel G. Bergstein, JED Communications Associates, Inc., Meyer Haberman, Jack H. Thomas, Eugene B. Johnson,
Walter E. Leach, Jr., John P. Duda, Kelso Investment Associates V, L.P. (and its Affiliates), Kelso

Equity Partners V, L.P. (and its Affiliates) and Thomas H. Lee Equity Fund IV, LP (and its Affiliates) (or any successor entity of the Equity Investors controlled by the current principals of the Equity Investors or any entity controlled by, or under common control with, the Equity Investors) and their respective estates, spouses, ancestors and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act), individually or collectively with any of the foregoing, at least a majority of the total voting power of the Voting Stock of such Person.

     "PERMITTED INVESTMENT" means any Investment by the Company or a Restricted Subsidiary in: (a) any Restricted Subsidiary, the Company or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, PROVIDED that the primary business of such Restricted Subsidiary is a Telecommunications Business; (b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary, PROVIDED that such Person's primary business is a Telecommunications Business;
(c) Temporary Cash Investments; (d) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;
(e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business of the Company or a Restricted Subsidiary; (f) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or a Restricted Subsidiary, as the case may be, PROVIDED that such loans and advances do not exceed $1.0 million at any one time outstanding; (g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments; (h) Capital Stock of a Financing Cooperative made through the reinvestment of dividends or other distributions received from such Financing Cooperative; (i) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.07; and (j) other Investments made for Fair Market Value that do not exceed $5.0 million outstanding at any one time in the aggregate, when taken together with all other Investments made pursuant to this clause (j) since the Issue Date.

     "PERMITTED LIENS" means:

     (a) Liens to secure Debt permitted to be Incurred under clause (b) of the definition of "Permitted Debt" and Interest Rate Agreements in respect of such Debt owed to lenders under the Credit Facility and their Affiliates (even if such lender ceases to be a party to the Credit Facility);

     (b) Liens to secure Debt permitted to be Incurred under clause (c) of the definition of "Permitted Debt", provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

     (c) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

     (d) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

     (e) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

     (f) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; pROVIDED FURTHER, HOWEVER, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

     (g) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; PROVIDED, HOWEVER, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; PROVIDED FURTHER, HOWEVER, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

     (h) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

     (i) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

     (j) Liens existing on the Issue Date not otherwise described in clauses (a) through (i) above;

     (k) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (b), (f), (g) or (j) above; PROVIDED, HOWEVER, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of (i) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (b), (f), (g) or (j) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing;

     (l) Liens securing Debt in an aggregate principal amount not to exceed $50.0 million at any one time outstanding and permitted to be Incurred under
Section 4.03(a)(i) and Interest Rate Agreements in respect of such Debt owed to lenders under the Credit Facility and their Affiliates (even if such lender ceases to be a party to the Credit Facility);

     (m) Liens granted to secure the Securities pursuant to Section 4.05; and

     (n) Liens not otherwise permitted by clauses (a) through (m) above encumbering assets having an aggregate Fair Market Value not in excess of 5.0% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior to the date any such Lien shall be Incurred.

     "PERMITTED REFINANCING DEBT" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing, (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced, (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced and (d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced; PROVIDED, HOWEVER, that Permitted Refinancing Debt shall not include (x) Debt of a Subsidiary that Refinances Debt of the Company or (y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

     "PERSON" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "PREFERRED STOCK" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

     "PREFERRED STOCK DIVIDENDS" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

     "PRINCIPAL" of any Indebtedness (including the Securities) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

     "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with
Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

     "PRO FORMA EBITDA" means, for any period, the EBITDA of the Company and its consolidated Restricted Subsidiaries, after giving effect to the following: if
(a) since the beginning of such period, the Company or any Restricted Subsidiary shall have made any Asset Sale, Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of Property, (b) the transaction giving rise to the need to calculate Pro Forma EBITDA is such an Asset Sale, Investment or acquisition or
(c) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition occurred on the first day of such period.

     For purposes of this definition, notwithstanding the definition of "pro forma," EBITDA shall be calculated on a pro forma basis after giving effect to cost savings resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation practices, consolidation of property, casualty and other insurance coverage and policies, standardization of sales representation commissions and other contract rates, and reductions in taxes other than income taxes (collectively, "Cost Savings Measures"), which cost savings the Company reasonably believes in good faith would have been achieved during the period for which such calculation is being made as a result of acquisitions of Property (regardless of whether such Cost Savings Measures could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC), PROVIDED that both (i) such cost savings and Cost Savings Measures were identified and such cost savings were quantified in an Officers' Certificate delivered to the Trustee at the time of the consummation of an acquisition of Property and such Officers' Certificate states that such officers believe in good faith that actions will be commenced or initiated within 90 days of such acquisition of Property to effect such Cost Savings Measures and (ii) with respect to each acquisition of Property completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company or any of its Restricted Subsidiaries within 90 days of such acquisition of Property to effect the Cost Savings Measures identified in such Officers' Certificate (regardless, however, of whether the corresponding cost savings have been achieved).

     "PROPERTY" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

     "PUBLIC EQUITY OFFERING" means an underwritten public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

     "PUBLIC MARKET" means any time after (a) a Public Equity Offering has been consummated and (b) at least 15.0% of the total issued and outstanding common stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

     "PURCHASE MONEY DEBT" means Debt (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and (b) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such Property, including additions and improvements thereto; PROVIDED, HOWEVER, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.

     "REFINANCE" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

     "REPAY" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of Section 4.07 and clause (b) of the definition of "Permitted Debt", Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith, without the right on the part of the Company or any of its Subsidiaries, pursuant to an agreement in effect at the time of such Repayment, to cause such commitment to be reinstated or replaced with a substantially similar commitment.

     "RESTRICTED PAYMENT" means: (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a PRO RATA basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company; (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Affiliate of the Company (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock); (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); (d) any Investment (other than Permitted Investments) in any Person; or (e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such "Restricted Payment" shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company and the other Restricted Subsidiaries.

     "RESTRICTED SUBSIDIARY" means (a) any Subsidiary of the Company unless such Subsidiary shall be designated as an Unrestricted Subsidiary in the definition of the term "Unrestricted Subsidiary" or shall have been designated an Unrestricted Subsidiary as permitted or required pursuant to Section 4.11 and
(b) an Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary as permitted pursuant to Section 4.11.

     "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

     "SALE AND LEASEBACK TRANSACTION" means any arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary, within two years of such transfer, leases it from such Person.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES" means the Original Securities, any additional Initial Securities issued after the Issue Date and the Exchange Securities, treated as a single class.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SENIOR DEBT" means (a) the Securities; (b) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not post-filing interest is allowed in such proceeding) in respect of (i) Debt of the Company for borrowed money (including all monetary obligations of the Company under the Credit Facility) and (ii) Debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under this Indenture for the payment of which the Company is responsible or liable; (c) all Capital Lease Obligations of the Company and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Company; (d) all obligations of the Company (i) for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction, (ii) under Hedging Obligations or
(iii) issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under this Indenture; and (e) all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which the Company is responsible or liable as Guarantor; PROVIDED, HOWEVER, that Senior Debt shall not include (A) any Debt of the Company that is by its terms subordinate or junior in right of payment to the Securities or any other Debt of the Company; (B) any Debt Incurred in violation of the provisions of this Indenture (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (B) if the holders of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Company to the effect that the Incurrence of such Debt does not (or, in the case of revolving credit indebtedness, that the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture); (C) accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities); (D) any liability for Federal, state, local or other taxes owed or owing by the Company;
(E) any obligation of the Company to any Subsidiary; or (F) any obligations with respect to any Capital Stock of the Company.

     "SENIOR LEVERAGE RATIO" means the ratio of (a) the outstanding Debt (excluding Subordinated Obligations) of the Company and the outstanding Debt of the Restricted Subsidiaries, on a consolidated basis, to (b) Pro Forma EBITDA for the last four fiscal quarters preceding the date on which such calculation is made.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "STRATEGIC EQUITY INVESTMENT" means an equity investment made by a Strategic Investor in the Company in an aggregate amount of at least $25.0 million and that results in such Strategic Investor becoming the owner of at least 15.0% of the total issued and outstanding common stock of the Company.

     "STRATEGIC INVESTOR" means a corporation, partnership or other entity engaged in one or more Telecommunications Businesses that has, or 80.0% or more of the Voting Stock of which is owned by a Person that has, an equity market capitalization, at the time of its initial investment in the Company, in excess of $2.0 billion.

     "SUBORDINATED OBLIGATION" means any Debt of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect (which shall include the subordination section of any document governing such Debt).

     "SUBSIDIARY" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

     "TELECOMMUNICATIONS ASSETS" means any Property, including licenses and applications, bids and agreements to acquire licenses, or other authority to provide telecommunications services, previously granted, or to be granted, by the Federal Communications Commission, used or intended for use primarily in connection with a Telecommunications Business.

     "TELECOMMUNICATIONS BUSINESS" means any business substantially all the revenues of which are derived from (a) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased wireline or wireless facilities, (b) the sale or provision of phone cards, "800" services, voice mail, switching, enhanced telecommunications services, telephone directory or telephone number information services or telecommunications network intelligence or (c) any business ancillary or directly related to the businesses referred to in clause (a) or (b), PROVIDED that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors.

     "TEMPORARY CASH INVESTMENTS" means any of the following: (a) Investments in U.S. Government Obligations maturing within one year of such Investment; (b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any State thereof having capital, surplus and undivided profits aggregating in excess of $500.0 million and whose long-term debt is rated "A3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); (c) Investments in repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with a bank meeting the qualifications described in clause (b) above; (d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); and (e) direct obligations (or certificates representing an ownership interest in such obligations) of any State of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such State is pledged and which are not callable or redeemable at the issuer's option, PROVIDED that (i) the long-term debt of such State is rated "A3" or "A-"or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)) and (ii) such obligations mature within 180 days of the date of acquisition thereof.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture; PROVIDED, HOWEVER, that, in the event the TIA is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

     "TRUSTEE" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

     "TRUST OFFICER" means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "UNIFORM COMMERCIAL CODE" means the New York Uniform Commercial Code as in effect from time to time.

     "UNRESTRICTED SUBSIDIARY" means (a) FairPoint Carrier Services, Inc. (formerly known as FairPoint Communications Solutions Corp.); (b) any Subsidiary of an Unrestricted Subsidiary; and (c) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.11 and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto.

     "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "VOTING STOCK" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "WHOLLY OWNED SUBSIDIARY" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

     SECTION 1.02 OTHER DEFINITIONS.

Term                                                            Defined in Section
------------------------------------------------------------    ------------------
"Affiliate Transaction".....................................              4.09
"Allocable Excess Proceeds".................................              4.07
"Bankruptcy Law"............................................              6.01
"Change of Control Offer"...................................              4.14
"Change of Control Payment Date"............................              4.14
"Change of Control Purchase Price"..........................              4.14
"covenant defeasance option"................................              8.01
"Custodian".................................................              6.01
"Event of Default"..........................................              6.01
"Excess Proceeds............................................              4.07
"Global Security"...........................................              Appendix A
"Guaranteed Obligations"....................................             10.01
"legal defeasance option"...................................              8.01
"Legal Holiday".............................................             11.08
"Offer Amount"..............................................              4.07
"Offer Period"..............................................              4.07
"Other Debt"................................................              4.10
"Paying Agent"..............................................              2.04
"Prepayment Offer"..........................................              4.07
"Private Exchange"..........................................              Appendix A
"Purchase Date".............................................              4.07
"Registered Exchange Offer".................................             Appendix A
"Registrar".................................................              2.04
"Shelf Registration Statement"..............................             Appendix A
"Securities Custodian"......................................             Appendix A
"Surviving Person"..........................................             Article V

     SECTION 1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "indenture security holder" means a Securityholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     SECTION 1.04 RULES OF CONSTRUCTION. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt;

          (7) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

          (8) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

                                   ARTICLE II

                                 THE SECURITIES

     SECTION 2.01 AMOUNT OF SECURITIES. The Securities shall be known and designated as the "11 7/8% Senior Notes due 2010" of the Company. The aggregate principal amount of Securities that may be authenticated and delivered and outstanding under this Indenture is not limited, except as provided in Section
4.03. All such Securities shall be substantially identical in all respects other than issue price and issuance date. All Securities issued under this Indenture will vote and consent together on all matters as one class, and none of the Securities shall have the right to vote or consent as a separate class from one another on any matter.

     Subject to Section 2.03, the Trustee shall authenticate Original Securities for original issue on the Issue Date in an aggregate principal amount of $225,000,000. With respect to any Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Original Securities pursuant to Section 2.07, 2.08, 2.09 or 3.06 or Appendix A), there shall be established in or pursuant to a resolution of the Board of Directors and, subject to Section 2.03, set forth, or determined in the manner provided in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such
Securities:

          (1) the aggregate principal amount of such Securities that may be authenticated and delivered under this Indenture;

          (2) the issue price and issuance date of such Securities;

          (3) if applicable, that such Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositories for such Global Securities, the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of that set forth in Exhibit 1 to Appendix A and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Appendix A in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depository for such Global Security or a nominee thereof; and

          (4) if applicable, that such Securities shall not be issued in the form of Initial Securities subject to Appendix A, but shall be issued in the form of Exchange Securities as set forth in Exhibit A.

     SECTION 2.02 FORM AND DATING. Provisions relating to the Initial Securities and the Exchange Securities are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange

Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage, PROVIDED that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit 1 to Appendix A and Exhibit A are part of the terms of this Indenture.

     SECTION 2.03 EXECUTION AND AUTHENTICATION. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers' Certificate for the authentication and delivery of such Securities, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Securities. Such order shall specify the principal amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

     SECTION 2.04 REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"), one of which offices will be maintained for such purpose in The City of New York. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this

Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

     The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

     SECTION 2.05 PAYING AGENT TO HOLD MONEY IN TRUST. Prior to 12:00 p.m., New York City time, on each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     SECTION 2.06 SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

     SECTION 2.07 REPLACEMENT SECURITIES. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

     Every replacement Security is an additional obligation of the Company.

     SECTION 2.08 OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

     SECTION 2.09 TEMPORARY SECURITIES. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

     SECTION 2.10 CANCELLATION. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of all Securities surrendered for registration of transfer, exchange, payment or cancellation in accordance with its normal procedures unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

     SECTION 2.11 DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

     SECTION 2.12 CUSIP NUMBERS. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that neither the Company nor the Trustee shall have any responsibility for any defect in the "CUSIP" number that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in

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

or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE III

                                   REDEMPTION

     SECTION 3.01 NOTICES TO TRUSTEE. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and that such redemption is being made pursuant to paragraph 5 of the Securities.

     The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

     SECTION 3.02 SELECTION OF SECURITIES TO BE REDEEMED. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed PRO RATA or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

     SECTION 3.03 NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

     The notice shall identify the Securities to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

          (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

          (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section at least 45 days before the redemption date.

     SECTION 3.04 EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice and in accordance with the terms thereof. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     SECTION 3.05 DEPOSIT OF REDEMPTION PRICE. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation.

     SECTION 3.06 SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                    COVENANTS

     SECTION 4.01 PAYMENT OF SECURITIES. The Company shall promptly pay in immediately available funds the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

     The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

     SECTION 4.02 SEC REPORTS. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Holders of Securities with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; PROVIDED, HOWEVER, that the Company shall not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings. The Company also shall comply with the other provisions of TIA Section 314(a). So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to or in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     SECTION 4.03 LIMITATION ON DEBT.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either (i) after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds thereof, the Leverage Ratio of the Company and the Restricted Subsidiaries (on a consolidated basis) would not exceed 6.5 to 1.0 or (ii) such Debt is Permitted Debt, PROVIDED that, in either case, neither the Company nor any Restricted Subsidiary shall Incur, directly or indirectly, any Debt (other than any Subordinated Obligation of the Company Incurred pursuant to clause (i) or (ii) above) unless, after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds thereof, the Senior Leverage Ratio of the Company and the Restricted Subsidiaries (on a consolidated basis) would not exceed 4.0 to 1.0.

     (b) Notwithstanding the foregoing, (i) the Company shall not Incur any Debt pursuant to this Section 4.03 if the proceeds thereof are used, directly or indirectly, to

Refinance any Subordinated Obligations unless such Debt shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations, and
(ii) the Company shall not permit any Restricted Subsidiary to Incur any Debt pursuant to this Section 4.03 if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company.

     (c) For purposes of determining compliance with this Section 4.03, (i) in the event that an item of Debt (including Debt issued by the Company to the lenders that are party to the Credit Facility) meets the criteria of more than one of the types of Debt described in Section 4.03(a)(i) and in the definition of "Permitted Debt", the Company, in its sole discretion, will classify such item of Debt and only be required to include the amount and type of such Debt in either Section 4.03(a)(i) or in one of the clauses in the definition of "Permitted Debt" and (ii) an item of Debt (including Debt issued by the Company to the lenders that are party to the Credit Facility) may be divided and classified in more than one of the types of Debt described in the definition of "Permitted Debt" and Section 4.03(a)(i).

     SECTION 4.04 LIMITATION ON RESTRICTED PAYMENTS. The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

     (a) a Default or Event of Default shall have occurred and be continuing or would result therefrom,

     (b) the Company could not Incur at least $1.00 of additional Debt pursuant to Section 4.03(a)(i) or

     (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

          (i) an amount (whether positive or negative) equal to the Company's EBITDA from the first date of the fiscal quarter in which the Issue Date occurs to the end of the Company's most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment, taken as a single accounting period, less the product of 1.7 times the Company's Consolidated Interest Expense from the first date of the fiscal quarter in which the Issue Date occurs to the end of the Company's most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment, taken as a single accounting period,

          (ii) Capital Stock Sale Proceeds,

          (iii) the sum of (A) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company and (B) the aggregate amount by which Debt (other than Subordinated Obligations) of

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

     the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (excluding, in the case of clause (A) or (B), (x) any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees and (y) the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange),

          (iv) an amount equal to the sum of (A) the net reduction in Investments in any Person (other than the Company or a Restricted Subsidiary) resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person, and (B) the portion (proportionate to the Company's equity interest in an Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person, and

          (v) $15.0 million.

     Notwithstanding the foregoing limitation, the Company may:

               (1) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with this Indenture; PROVIDED, HOWEVER, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); PROVIDED FURTHER, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments;

               (2) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); PROVIDED, HOWEVER, that (i) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and (ii) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(ii) above;

               (3) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, HOWEVER, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

               (4) repurchase shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; PROVIDED, HOWEVER, that (i) the aggregate amount of such repurchases shall not exceed $5.0 million in any fiscal year, (ii) such repurchases shall be included in the calculation of the amount of Restricted Payments and (iii) at the time of any such repurchase, no Default or Event of Default shall have occurred and be continuing (or result therefrom);

               (5) pay the fees and expenses described in Section 4.09(5), PROVIDED, HOWEVER, that any such fees or expenses paid in excess of $1.0 million per fiscal year shall be included in the calculation of the amount of Restricted Payments;

               (6) following the first Public Equity Offering that results in a Public Market, pay dividends on the common stock of the Company of up to 6.0% per annum of the cash proceeds (net of underwriters' fees, discounts or commissions) of such first Public Equity Offering; PROVIDED, HOWEVER, that (i) such dividends shall be (x) paid PRO RATA to the holders of all classes of common stock of the Company and (y) included in the calculation of the amount of Restricted Payments and
          (ii) at the time of payment of any such dividend, no Default or Event of Default shall have occurred and be continuing (or result therefrom); and

               (7) on the Issue Date, (x) purchase shares of the Company's Series A Preferred Stock (together with accrued and unpaid dividends thereon to the Issue Date) for an aggregate purchase price not to exceed $8,650,000 and (y) purchase Existing Notes for an aggregate purchase price not to exceed $14,000,000 (plus pay accrued and unpaid interest thereon to the Issue Date), PROVIDED that each such purchase shall be excluded from the calculation of the amount of Restricted Payments.

     In computing Consolidated Net Income of the Company under clauses (a), (b) and (c) above, (x) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (y) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

     SECTION 4.05 LIMITATION ON LIENS. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless (a) if such Lien secures Senior Debt, the Securities are secured on an equal and ratable basis with such Debt and (b) if such Lien secures any other Debt, such Lien shall be subordinated to a Lien securing the Securities in the same Property as that securing such other Debt (and if such Lien secures a Subordinated Obligation, such Lien shall be subordinated to a Lien securing the Securities to at least the same extent as such Subordinated Obligation is subordinated to the Securities).

     SECTION 4.06 LIMITATION ON ISSUANCE OR SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company shall not (a) sell, transfer, convey or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary or (b) permit any Restricted Subsidiary to, directly or indirectly, issue, sell, transfer, convey or otherwise dispose of any shares of its Capital Stock, other than (i) directors' qualifying shares, (ii) to the Company or a Wholly Owned Subsidiary, or (iii) if, immediately after giving effect to such disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary; PROVIDED, HOWEVER, that, in the case of this clause (iii), such issuance, sale or disposition is effected in compliance with Section 4.07.

     SECTION 4.07 LIMITATION ON ASSET SALES.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale; (ii) at least 75.0% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale (except for a Permitted Asset Swap) is in the form of cash or cash equivalents or the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; and (iii) the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (i) and (ii).

     (b) The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent that the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt): (a) to Repay Senior Debt of the Company (excluding any Debt owed to an Affiliate of the Company); or (b) subject to Section 4.04, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary). Pending such application, and subject in all respects to the procedures set forth below, the Company may, to the extent such use would not constitute a Repayment, use such Net Available Cash to temporarily reduce Debt.

     (c) Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 270 days from the date of the receipt of such Net Available Cash or that is not (to the extent not used to temporarily reduce Debt without reducing related loan commitments) segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 270-day period and that shall not have been completed or abandoned shall constitute "Excess Proceeds"; PROVIDED, HOWEVER, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute "Excess Proceeds" at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable. When the aggregate amount of Excess Proceeds exceeds $5.0 million (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to purchase (the "Prepayment Offer") the Securities which offer shall be in the amount of the Allocable Excess Proceeds, on a PRO RATA basis according to principal amount, at a purchase price equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth herein. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders of Securities have been given the opportunity to tender their Securities for purchase in accordance with
Section 4.07(d), the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by this Indenture and the amount of Excess Proceeds will be reset to zero. The term "Allocable Excess Proceeds" will mean the product of (i) the Excess Proceeds and (ii) a fraction, the numerator of which is the aggregate principal amount of the Securities outstanding on the date of the Prepayment Offer and the denominator of which is the sum of the aggregate principal amount of the Securities outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Prepayment Offer that is PARI PASSU in right of payment with the Securities and subject to terms and conditions in respect of Asset Sales similar in all material respects to this Section and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer.

     (d) (i) Within five Business Days after the Company is obligated to make a Prepayment Offer as described in Section 4.07(c), the Company shall send a written notice, by first-class mail, to the Holders of Securities, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Purchase Date").

          (ii) Not later than the date upon which written notice of a Prepayment Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Prepayment Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Prepayment Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.07(b). On or before the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) in Temporary Cash Investments (other than in those enumerated in clause (b) of the definition of Temporary Cash Investments), maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Prepayment Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee or the Paying Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee or the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

          (iii) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a PRO RATA basis for all Securities (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (iv) At the time the Company delivers Securities to the Trustee that are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent mails or delivers payment therefor to the surrendering Holder.

     (e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

     SECTION 4.08 LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to
(a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary, (b) make any loans or advances to the Company or any other Restricted Subsidiary or (c) transfer any of its Property to the Company or any other Restricted Subsidiary. The foregoing limitations will not apply (i) with respect to clauses (a), (b) and (c), to restrictions (A) arising under agreements of the Company and any Restricted Subsidiary (as of the Issue Date) that were in effect on the Issue Date, (B) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or another Restricted Subsidiary, (C) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (i)(A) or (B) above or in clause (ii)(A) or (B) below, PROVIDED such restriction is no more restrictive than those under the agreement evidencing the Debt so Refinanced, or
(D) any restriction required by any governmental body or regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses; and (ii) with respect to clause (c) only, to restrictions (A) relating to Debt that is permitted to be Incurred and secured without also securing the Securities pursuant to Sections 4.03 and 4.05 that limit the right of the debtor to dispose of the Property securing such Debt, (B) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition, (C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder or (D) customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale.

     SECTION 4.09 LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless (a) the terms of such Affiliate Transaction are (i) set forth in writing,
(ii) in the best interest of the Company or such Restricted Subsidiary, as the case may be, and (iii) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company, (b) if such Affiliate Transaction involves aggregate payments or value in excess of $1.0 million, two Officers of the Company approve such Affiliate Transaction, and in the good faith judgment of such Officers, believe that such Affiliate Transaction complies with clauses (a)(ii) and (iii) of this paragraph as evidenced by an Officers' Certificate promptly delivered to the Trustee, (c) if such Affiliate Transaction involves aggregate payments or value in excess of $5.0 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction, and in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a)(ii) and (iii) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee and (d) if such Affiliate Transaction involves aggregate payments or value in excess of $10.0 million, the Company obtains a written opinion from an Independent Appraiser to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company or such Restricted Subsidiary, as the case may be.

     Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

          (1) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries, PROVIDED that no more than 5.0% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

          (2) any Restricted Payment permitted to be made pursuant to Section 4.04;

          (3) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of the Restricted Subsidiaries, so long as such payments are pursuant to a policy (i) established by the Board of Directors in good faith and (ii) evidenced by a resolution of the Board of Directors that establishes standards to ensure that the terms and amount of such compensation are fair consideration for the services to be performed;

          (4) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or such Restricted

     Subsidiary, as the case may be, PROVIDED that such loans and advances do not exceed $1.0 million in the aggregate at any one time outstanding;

          (5) the payment, in compliance with clause (a) of this Section 4.09, of fees and expenses to the Equity Investors during any fiscal year not in excess of 1.0% of EBITDA for such year, PROVIDED that no Default or Event of Default exists at the time of such payment or would result therefrom;

          (6) any sale or other issuance of Capital Stock (other than Disqualified Stock) of the Company; or

          (7) the payment of customary legal fees and expenses to Paul, Hastings, Janofsky & Walker LLP.

     SECTION 4.10 LIMITATION ON GUARANTEES BY RESTRICTED SUBSIDIARIES. The Company shall not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to Incur any Guarantee of any Debt of the Company ("Other Debt") (other than a Permitted Guarantee) unless such Restricted Subsidiary, the Company and the Trustee simultaneously execute and deliver a supplemental indenture to this Indenture providing a Guarantee by such Restricted Subsidiary of the Guaranteed Obligations on the terms and subject to the conditions set forth in Article X, whereupon such Restricted Subsidiary shall become a Note Guarantor for all purposes of this Indenture. If such Other Debt is (i) Senior Debt, the Note Guarantee of such Note Guarantor shall rank PARI PASSU in right of payment with the guarantee of such Other Debt, or (ii) Debt other than Senior Debt, the Note Guarantee of such Note Guarantor shall be senior in right of payment to the guarantee of such Other Debt (which guarantee of such Other Debt shall provide by its terms that such guarantee is subordinated in right of payment to the Note Guarantee of such Note Guarantor (and if such Other Debt is a Subordinated Obligation, such guarantee shall be subordinated to such Note Guarantee to the same extent and in the same manner as such Other Debt is subordinated in right of payment to the Securities)).

     SECTION 4.11 DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES. The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if (a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, (b) the Subsidiary to be so designated is not obligated under any Debt, Lien or other obligation that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Debt of the Company or of any Restricted Subsidiary and (c) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) such designation is effective immediately upon such entity becoming a Subsidiary of the Company. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; PROVIDED, HOWEVER, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the immediately following paragraph will not be satisfied after giving pro forma effect to such classification. Except as provided in the first sentence of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation, (x) the Company could Incur at least $1.00 of additional Debt pursuant to Section 4.03(a)(i) and (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

     Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate (a) certifying that such designation or redesignation complies with the foregoing provisions and (b) giving the effective date of such designation or redesignation, such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

     SECTION 4.12 LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless (a) the Company or such Restricted Subsidiary would be entitled to (i) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.03 and (ii) create a Lien on such Property securing such Attributable Debt without also securing the Securities pursuant to
Section 4.05 and (b) such Sale and Leaseback Transaction is effected in compliance with Section 4.07.

     SECTION 4.13 LIMITATION ON COMPANY'S BUSINESS. The Company shall not, and shall not permit any Restricted Subsidiary, to, directly or indirectly, engage in any business other than the Telecommunications Business.

     SECTION 4.14 CHANGE OF CONTROL.

     (a) Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require the Company to repurchase all or any part of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     (b) Within 30 days following any Change of Control, the Company shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and
(ii) send, by first-class mail, with a copy to the Trustee, to each Holder of Securities, at such Holder's address appearing in the Security Register, a notice stating: (A) that a Change of Control Offer is being made pursuant to this Section 4.14 and that all Securities timely tendered will be accepted for payment; (B) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (C) the circumstances and relevant facts regarding the Change of Control (including information known by the Company, if any, with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and (D) the procedures that Holders of Securities must follow in order to tender their Securities (or portions thereof) for payment, and the procedures that Holders of Securities must follow in order to withdraw an election to tender Securities (or portions thereof) for payment.

     (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased.

     (d) On or prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Wholly Owned Subsidiaries is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section. On the Change of Control Payment Date, the Company shall deliver to the Trustee the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company for payment. The Trustee or the Paying Agent shall, on the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Purchase Price. In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

     (e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

     SECTION 4.15 COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA
Section 314(a)(4).

     SECTION 4.16 FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee or as necessary, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                    ARTICLE V

                   MERGER, CONSOLIDATION AND SALE OF PROPERTY

     The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless: (a) the Company shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; (b) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company; (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person; (d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clauses (e) and (f) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under Section 4.03(a)(i); (f) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Surviving Person shall have a Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions; and (g) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been satisfied.

     The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture, but the predecessor company in the case of a sale, transfer, assignment, lease, conveyance or other disposition shall not be released from its obligations under this Indenture and the Securities (except the predecessor company shall be so released in the case of the sale, transfer, assignment, conveyance or other disposition, but not the lease, of the assets as an entirety or virtually as an entirety).

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

     SECTION 6.01 EVENTS OF DEFAULT. The following events shall be "Events of Default":

          (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

          (2) the Company defaults in the payment of any principal of, or premium, if any, on any Security when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

          (3) the Company fails to comply with Section 4.14 or Article V hereof;

          (4) the Company fails to comply with any other covenant or agreement in the Securities or in this Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to the Company as specified below;

          (5) a default by the Company or any Restricted Subsidiary under any Debt of the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or the failure to pay any such Debt at maturity, in an aggregate amount in excess of $5,000,000 or its foreign currency equivalent at the time;

          (6) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

               (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property;

               (C) orders the winding up or liquidation of the Company or any Significant Subsidiary; or

               (D) grants any similar relief under any foreign laws;

     and in each such case the order or decree remains unstayed and in effect for 30 days;

          (8) any judgment or judgments for the payment of money in an aggregate amount in excess of $5,000,000 or its foreign currency equivalent at the time is entered against the Company or any Restricted Subsidiary and shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; or

          (9) any Note Guarantee by a Note Guarantor that is a Significant Subsidiary fails to be in full force or effect.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 25.0% in aggregate principal amount of the Securities then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

     The Company shall deliver to the Trustee promptly, and in any event, within 10 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default and any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

     SECTION 6.02 ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest to the date of acceleration on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or
(7) with respect to the Company occurs, the principal of and accrued and unpaid interest to the date of acceleration on all the Securities shall, automatically and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee and the Company may rescind and annul any declaration of acceleration if all existing Events of Default have been cured or waived, except nonpayment of principal, premium or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.03 OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     SECTION 6.04 WAIVER OF PAST DEFAULTS. Subject to Section 6.02, the Holders of a majority in aggregate principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

     SECTION 6.05 CONTROL BY MAJORITY. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; PROVIDED,

HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnification against all losses and expenses caused by taking or not taking such action.

     SECTION 6.06 LIMITATION ON SUITS. A Security holder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding shall have made a written request, and such Holder or Holders shall have offered reasonable indemnity satisfactory to the Trustee, to the Trustee to pursue such proceeding as trustee; and

          (3) the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the Securities outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.

     The foregoing limitations on the pursuit of remedies by a Securityholder shall not apply to a suit instituted by a Holder of Securities for the enforcement of payment of the principal of, and premium, if any, or interest on such Security on or after the applicable due date specified in such Security. A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

     SECTION 6.07 RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08 COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

     SECTION 6.09 TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such

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payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under
Section 7.07.

     SECTION 6.10 PRIORITIES. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

     FIRST: to the Trustee for amounts due under Section 7.07;

     SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

     THIRD: to the Company.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

     SECTION 6.11 UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

     SECTION 6.12 WAIVER OF STAY OR EXTENSION LAWS. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                                     TRUSTEE

     SECTION 7.01 DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

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

     (b) Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA and the provisions of this Article VII shall apply to the Trustee in its role as Registrar, Paying Agent and Securities Custodian.

     (i) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (a) the Trustee has received written notice thereof from the Company or any Holder or (b) a Trust Officer shall have actual knowledge thereof.

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     SECTION 7.02 RIGHTS OF TRUSTEE.

     (a) The Trustee may conclusively rely on any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute willful misconduct or negligence.

     (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

     (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

     SECTION 7.03 INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

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     SECTION 7.04 TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

     SECTION 7.05 NOTICE OF DEFAULTS. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

     SECTION 7.06 REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each May 15 beginning with May 15, 2004, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of July 15 each year as and if required by TIA Section 313(a) if and to the extent required by such subsection. The Trustee also shall comply with TIA
Section 313(b).

     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

     SECTION 7.07 COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys' fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith. The Company need not pay for any settlement made by the Trustee without the Company's consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

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

     To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

     The Company's payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in
Section 6.01(6) or (7) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

     The provisions of this Section 7.07 shall survive the resignation or removal of the Trustee and the termination of this Indenture.

     SECTION 7.08 REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities then outstanding and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall upon payment of its charges hereunder promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Securities then outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Securityholder who has been a bona fide Holder of a Security for at least six months may petition any court of

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

competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09 SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force that it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

     SECTION 7.10 ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company's) most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b), subject to the penultimate paragraph thereof; PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

     SECTION 8.01 DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE.

     (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or
(ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III and the Company irrevocably deposits

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with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

     (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 or 4.14, the
operation of Sections 6.01(5), 6.01(6), 6.01(7) and 6.01(8) (but, in the case of Sections 6.01(6) and (7), with respect only to Restricted Subsidiaries) and the limitations contained in clauses (e) and (f) of Article V ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4) (with respect to the covenants of Article IV identified in the immediately preceding paragraph), 6.01(5), 6.01(6), 6.01(7) and 6.01(8) (with respect only to
Restricted Subsidiaries in the case of Sections 6.01(6) and 6.01(7)) or because of the failure of the Company to comply with the limitations contained in clauses (e) and (f) of Article V.

     Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

     (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.05 and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07 and 8.05 shall survive any satisfaction and discharge.

     SECTION 8.02 CONDITIONS TO DEFEASANCE. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

          (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(6) or (7) with respect to the Company occurs that is continuing at the end of the period;

          (4) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

          (5) the deposit does not constitute a default under any other agreement binding on the Company;

          (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities have been complied with as required by this Indenture.

     Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

     SECTION 8.03 APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article
VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

     SECTION 8.04 REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look solely to the Company for payment as general creditors.

     SECTION 8.05 INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

     SECTION 8.06 REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; PROVIDED, HOWEVER, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   AMENDMENTS

     SECTION 9.01 WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any
Securityholder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to comply with Article V;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; PROVIDED, HOWEVER, that the uncertificated Securities are issued in registered form for purposes of
     Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

          (4) to provide for or confirm the issuance of additional Securities pursuant to this Indenture;

          (5) to add Guarantees with respect to the Securities (including Note Guarantees pursuant to Section 4.10 and Article X) or to secure the Securities;

          (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

          (8) to make any change that does not adversely affect the rights of any Securityholder.

     After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION 9.02 WITH CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent (including consents obtained in connection with a tender offer or exchange offer for the Securities) of the Holders of at least a majority in aggregate principal amount of the Securities outstanding. However, without the consent of each Securityholder affected thereby, an amendment may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

          (2) reduce the rate of or extend the time for payment of interest on any Security;

          (3) reduce the principal of or extend the Stated Maturity of any Security;

          (4) impair the right of any Holder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

          (5) (i) reduce the amount payable upon the redemption or repurchase of any Security under Article III or Section 4.07 or 4.14, (ii) change the time at which any Security may be redeemed in accordance with Article III or (iii) at any time after a Change of Control has occurred or at any time after the Company is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which any Change of Control Offer or Prepayment Offer must be made or at which the Securities must be repurchased pursuant to such Change of Control Offer or Prepayment Offer.

          (6) make any Security payable in money other than that stated in the Security;

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

          (7) make any change with respect to the ranking of the Securities or any Note Guarantee relative to any other Debt or other obligations of the Company or any Note Guarantor, as the case may be;

          (8) release any security interest that may have been granted in favor of the Holders other than pursuant to the terms of such security interest; or

          (9) make any change in Section 6.04 or 6.07 or the second sentence of this Section.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION 9.03 COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

     SECTION 9.04 REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date, and no such consent shall be valid or effective for more than 120 days after such record date.

     SECTION 9.05 NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such Security to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return such Security to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

     SECTION 9.06 TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

     SECTION 9.07 PAYMENT FOR CONSENT. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                    ARTICLE X

                                 NOTE GUARANTEES

     SECTION 10.01 NOTE GUARANTEES GENERALLY.

     (a) NOTE GUARANTEES. Each Note Guarantor from time to time party to this Indenture, as primary obligor and not merely as surety, hereby jointly and severally, irrevocably and fully and unconditionally Guarantees, on a senior basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under this Indenture and the Securities, whether for principal or premium (if any) of, or interest on, the Securities (all such obligations guaranteed by such Note Guarantors being herein called the "GUARANTEED OBLIGATIONS"). Failing payment when due of any amount so guaranteed (after giving effect to any applicable cure period), each Note Guarantor shall be obligated to pay or cause the payment of the same immediately.

     Any term or provision of this Indenture notwithstanding, each Note Guarantee shall not exceed the maximum amount that can be guaranteed by the applicable Note Guarantor without rendering the Note Guarantee, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     (b) FURTHER AGREEMENTS OF ANY NOTE GUARANTOR.

          (i) Each Note Guarantor from time to time party hereto hereby waives (to the fullest extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that (except as otherwise provided in Section 10.03) its Note Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and its Note Guarantee. Such Note Guarantee is a guarantee of payment and not of collection. Each Note Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, subject to this Article X, (1) the maturity of the obligations guaranteed by its Note Guarantee may be accelerated as and to the extent - provided in Article VI for the purposes of such Note Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by such Note Guarantee, and (2) in the event of any - acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor in accordance with the terms of this Section 10.01 for the purpose of such Note Guarantee. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Guaranteed Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee or any Holder is entitled to demand payment and performance by any or all Note Guarantors of their obligations under their respective Note Guarantees or under this Indenture.

          (ii) Until terminated in accordance with Section 10.03, any Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on such Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     (c) Each Note Guarantor that makes a payment or distribution under any Note Guarantee shall have the right to seek contribution from the Company or any non-paying Note Guarantor that has also Guaranteed the Guaranteed Obligations in respect of which such payment or distribution is made, so long as the exercise of such right does not impair the rights of the Holders under this Note Guarantee.

     (d) Each Note Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Note Guarantee and the waiver set forth in Section 10.04 is knowingly made in contemplation of such benefits.

     (e) Each Note Guarantor hereby agrees that (to the fullest extent permitted by law) its Guarantee of the Guaranteed Obligations shall be unconditional, irrespective of the validity, regularity or enforceability of this Indenture, the Securities or the obligations of the Company or any other Note Guarantor to the Holders or the Trustee hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Note Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a notation concerning its respective Note Guarantee is affixed to any particular Security, any set-off or counterclaim or other reduction whatsoever (whether for taxes or otherwise), or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     SECTION 10.02 CONTINUING GUARANTEES. Each Note Guarantee shall be a continuing Guarantee and shall (i) remain in full force and effect until payment in full of the principal amount of all outstanding Securities (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other Guaranteed Obligations then due and owing, unless earlier terminated as provided in Section 10.03, (ii) be binding upon such Note Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

     SECTION 10.03 RELEASE OF NOTE GUARANTEES. Notwithstanding the provisions of
Section 10.02, any Note Guarantee will be subject to termination and discharge under the circumstances described in this Section 10.03.

     (a) Any Note Guarantor will automatically and unconditionally be released from all obligations under its Note Guarantee, and such Note Guarantee shall thereupon terminate and be discharged and of no further force or effect:

          (1) concurrently with any sale or other disposition (by merger or otherwise) of any Note Guarantor or any interest therein in accordance with the terms of this Indenture (including Section 4.07) by the Company or a Restricted Subsidiary, following which such Note Guarantor is no longer a Restricted Subsidiary of the Company;

          (2) at any time that such Note Guarantor is released from all of its obligations under all of its Guarantees of Debt of the Company (other than Permitted Guarantees); or

          (3) upon the merger or consolidation of such Note Guarantor with and into the Company or another Note Guarantor that is the surviving Person in such merger or consolidation;

     and in each case, in compliance with the other provisions of the Indenture.

     (b) Upon any such occurrence specified in this Section 10.03, the Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of such Note Guarantor's Note Guarantee.

     SECTION 10.04 WAIVER OF SUBROGATION. Each Note Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Securities and this Indenture or such Note Guarantor's obligations under its Note Guarantee and this Indenture, including any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, until this Indenture is discharged and all of the Securities and other Guaranteed Obligations are discharged and paid in full. If any amount shall be paid to a Note Guarantor in violation of the preceding sentence and the Securities and other Guaranteed Obligations shall not have been paid in full, such amount shall have been deemed to have been paid to such Note Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture.

     SECTION 10.05 NOTATION NOT REQUIRED. Neither the Company nor any Note Guarantor shall be required to make a notation on the Securities to reflect any Note Guarantee or any release, termination or discharge thereof.

     SECTION 10.06 SUCCESSORS AND ASSIGNS OF THE NOTE GUARANTORS. All covenants and agreements in this Indenture by each Note Guarantor shall bind its respective successors and assigns, whether so expressed or not.

     SECTION 10.07 EXECUTION AND DELIVERY OF NOTE GUARANTEES. The Company shall cause each Restricted Subsidiary that is required to become a Note Guarantor pursuant to Section 4.10 to execute and deliver to the Trustee a supplemental indenture substantially in the form set forth in Exhibit B to this Indenture evidencing its Note Guarantee on the terms and subject to the conditions set forth in this Article X. Concurrently therewith, the Company shall deliver to the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and that, subject to the applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors' rights or remedies generally and general principles of equity, whether considered in a proceeding at law or at equity, such supplemental indenture is a valid and binding agreement of such Restricted Subsidiary, enforceable against such Restricted Subsidiary in accordance with its terms.

     SECTION 10.08 NOTICES. Notice to any Note Guarantor shall be sufficient if addressed to the Company or such Note Guarantor in care of the Company at the address, and place and in the manner provided in Section 11.02.

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

                                   ARTICLE XI

                                  MISCELLANEOUS

     SECTION 11.01 TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision shall control.

     SECTION 11.02 NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

     if to the Company:

     FairPoint Communications, Inc.
     521 East Morehead Street
     Suite 250 Charlotte, NC 28202 Facsimile: 704-344-8121

     Attention: Chief Financial Officer

     if to the Trustee:

     The Bank of New York
     101 Barclay Street, Floor 8W
     New York, NY 10286
     Facsimile: (212) 815-5707
     Attention: Corporate Trust Administration

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 11.03 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

     SECTION 11.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

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

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 11.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

     SECTION 11.06 WHEN SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

     SECTION 11.07 RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent or coregistrar may make reasonable rules for their functions.

     SECTION 11.08 LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

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

     SECTION 11.09 GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     SECTION 11.10 NO RECOURSE AGAINST OTHERS. No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     SECTION 11.11 SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 11.12 MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is sufficient to prove this Indenture.

     SECTION 11.13 TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                           FAIRPOINT COMMUNICATIONS, INC.


                                           By /s/ Shirley J. Linn
                                              ----------------------------------
                                             Name: Shirley J. Linn
                                             Title: Vice President


                                           THE BANK OF NEW YORK,
                                           as Trustee,

                                           By /s/ Sirojni Dindial
                                              ----------------------------------
                                             Name: Sirojni Dindial
                                             Title: Assistant Vice President

                                                                      APPENDIX A

           FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO
            RULE 144A, TO CERTAIN PERSONS IN OFFSHORE TRANSACTIONS IN
             RELIANCE ON REGULATIONS AND, SUBJECT TO THE APPLICABLE
           PURCHASE AGREEMENT, TO INSTITUTIONAL ACCREDITED INVESTORS.

                    PROVISIONS RELATING TO INITIAL SECURITIES
                             AND EXCHANGE SECURITIES

1.   DEFINITIONS

     1.1  DEFINITIONS

     For the purposes of this Appendix A the following terms shall have the meanings indicated below (terms used in this Appendix A without definition have the meanings assigned to them in the Indenture):

     "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository, Euroclear and Clearstream for such a Temporary Regulation S Global Security, in each case to the extent applicable to such transaction and as in effect from time to time.

     "CLEARSTREAM" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

     "DEFINITIVE SECURITY" means a certificated Initial Security or Exchange Security bearing, if required, the restricted securities legend set forth in
Section 2.3(e) of this Appendix A.

     "DEPOSITORY" means The Depository Trust Company, its nominees and their respective successors.

     "EUROCLEAR" means the Euroclear Bank S.A./N.V. or any successor securities clearing agency.

     "EXCHANGE OFFER REGISTRATION STATEMENT" means a registration statement of the Company on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "INITIAL PURCHASERS" means (1) with respect to the Original Notes, Credit Suisse First Boston LLC, Salomon Smith Barney Inc., Banc of America Securities LLC,

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Deutsche Bank Securities Inc. and Wachovia Securities, Inc. and (2) with respect to each issuance of additional Initial Securities after the Issue Date, the Persons purchasing such Initial Securities under the related Purchase Agreement.

     "PRIVATE EXCHANGE" means the offer by the Company, pursuant to Section 2 of the Registration Rights Agreement dated March 3, 2003, or pursuant to any similar provision of any other Registration Rights Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

     "PRIVATE EXCHANGE SECURITIES" means the 11 7/8% Senior Notes due 2010 to be issued pursuant to this Indenture in connection with a Private Exchange pursuant to a Registration Rights Agreement.

     "PURCHASE AGREEMENT" means the Purchase Agreement dated March 3, 2003, between the Company and the Initial Purchasers relating to the Original Securities, or any similar agreement relating to any future sale of Initial Securities by the Company.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "REGISTERED EXCHANGE OFFER" means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated March 3, 2003, between the Company and the Initial Purchasers relating to the Original Securities, or any similar agreement relating to any additional Initial Securities.

     "RESTRICTED PERIOD" means, with respect to any Initial Securities, the period of 40 consecutive days beginning on and including the later of (a) the date on which such Securities were first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, and (b) the first date on which such Securities are originally issued.

     "SECURITIES CUSTODIAN" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor person thereto who shall initially be the Trustee.

     "SHELF REGISTRATION STATEMENT" means a registration statement issued by the Company in connection with the offer and sale of Initial Securities or Exchange Securities pursuant to a Registration Rights Agreement.

     "TRANSFER RESTRICTED SECURITIES" means Definitive Securities and any other Securities that bear or are required to bear the legend set forth in Section 2.3(e) hereto.

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

     1.2  OTHER DEFINITIONS

      Term                                                          Defined in Section
      "Agent Members"...........................................           2.1(b)
      "Global Security".........................................           2.1(a)
      "Regulation S"............................................           2.1
      "Rule 144A"...............................................           2.1
      "Temporary Regulation S Global Security"..................           2.1(a)

2.   THE SECURITIES

     2.1  FORM AND DATING

     The Initial Securities will be offered and sold by the Company, from time to time, pursuant to one or more Purchase Agreements. The Initial Securities will be resold, initially only to QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") and in reliance on Regulation S under the Securities Act ("Regulation S"). Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and IAIs under Rule 501(a)(1),(2),(3) or (7) under the Securities Act.

     (a) GLOBAL SECURITIES. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (the "Rule 144A Global Security") and Regulation S Securities shall be issued initially in the form of one or more temporary global Securities (collectively, the "Temporary Regulation S Global Security"), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security, a permanent global security (the "Permanent Regulation S Global Security"), or any other security without a legend containing restrictions on transfer of such Security prior to the expiration of the Restricted Period and then only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act. The Rule 144A Global Securities, Temporary Regulation S Global Security and Permanent Regulation S Global Security are collectively referred to herein as "Global Securities." The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

     (b) BOOK-ENTRY PROVISIONS. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

     The Company shall execute and the Trustee shall, in accordance with this
Section 2.1(b) and pursuant to a written order of the Company in the form of an Officers'

Certificate for the authentication and delivery of such Securities, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as Securities Custodian.

     Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as Securities Custodian or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

     (c) DEFINITIVE SECURITIES. Except as provided in Section 2.3 or 2.4 of this Appendix A, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

     2.2 AUTHENTICATION. The Trustee shall authenticate and deliver: (1) Original Securities for original issue on the Issue Date in an aggregate principal amount of $225,000,000, (2) additional Initial Securities from time to time for original issue in an aggregate principal amount specified by the Company and (3) Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, upon a written order of the Company in the form of an Officer's Certificate for the authentication and delivery of such Securities. Such order shall specify the principal amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities.

     2.3  TRANSFER AND EXCHANGE.

     (a) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

          (x)  to register the transfer of such Definitive Securities; or

          (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Definitive Securities surrendered for registration of transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) hereto or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

               (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

               (B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or

               (C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, to a QIB in accordance with Rule 144A, to an IAI that has furnished to the Trustee a signed letter, or outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act,
          (i) a certification to that effect and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i) of this Appendix A.

     (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, together with:

          (i) certification that such Definitive Security is being transferred
     (A) to a QIB in accordance with Rule 144A or (B) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

          (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged pursuant to Section 2.4 of this Appendix A, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

     (c)  TRANSFER AND EXCHANGE OF GLOBAL SECURITIES.

          (i) The transfer and exchange of beneficial interest in Global Securities shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. In the case of a transfer of a beneficial interest in a Global Security to an IAI, the transferee must furnish a signed letter to the Trustee containing certain representations and agreements (the form of which letter can be obtained from the Trustee or the Company).

          (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

          (iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4 of this Appendix A), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such Successor Depository.

          (iv) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 of this Appendix A prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 of this Appendix A (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

     (d) RESTRICTIONS ON TRANSFER OF TEMPORARY REGULATION S GLOBAL SECURITIES. During the Restricted Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only
(i) to the Company, (ii) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB as defined in Rule 144A that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) in an offshore transaction in accordance with Regulation S, (iv) pursuant to an exemption from registration provided by Rule 144 (if applicable) under the Securities Act, or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. During the Restricted Period, interests in the Temporary Regulation S Global Security may not be transferred to institutions that are "Accredited Investors" (but not QIBs) as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     (e)  LEGEND.

          (i) Except as permitted by the following paragraphs (ii), (iii), (iv) and (vi), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

          "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR
     (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY

     THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE),
     (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR
     (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE,
     (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS NOTE COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR
     (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT."

          Each Definitive Security will also bear the following additional legend:

          "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

               (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

               (B) in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security,

               (C) in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

          (iii) After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, all requirements pertaining to legends on such Initial Securities will cease to apply, the requirements requiring that any such Initial Security be issued in global form will continue to apply, and Initial Securities in global form without legends will be available to the transferee of the Holder of such Initial Securities upon exchange of such transferring Holder's Initial Securities. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Securities without legends.

          (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which certain Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities be issued in global form will continue to apply, and Exchange Securities in global form without legends will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers Certificate to the Trustee instructing the Trustee to issue Securities without legends.

          (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will continue to apply, and Private Exchange Securities in global form will be available to Holders that exchange such Initial Securities in such Private Exchange.

          (vi) Upon a sale or transfer of any Initial Security acquired pursuant to Regulation S, all requirements pertaining to legends on such Initial Security will cease to apply, the requirements requiring any such Initial Security be issued in global form will cease to apply, and an Initial Security in certificated or global form without the Restricted Security Legend will be available to the transferee of the Holder of such Initial Securities.

     (f) CANCELLATION OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in a Global Security have either been exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

     (g) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF SECURITIES.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities, Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to
     Section 3.06, 4.07, 4.14 or 9.05 of this Indenture).

          (iii) The Registrar or co-registrar shall not be required to register the transfer or exchange of any Security for a period beginning 15 days before the mailing of a notice of redemption or any repurchase of Securities or 15 days before an interest payment date.

          (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          (v) All Securities issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

     (h) NO OBLIGATION OF THE TRUSTEE.

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     2.4 CERTIFICATED SECURITIES

     (a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1 of this Appendix A shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 of this Appendix A and (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Global Security or if at any time the Depository ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

     (b) Any Global Security that may be exchanged for certificated registered Securities in the names of or is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so exchanged, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such exchange of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations. Any portion of a Global Security exchanged pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e) of this Appendix A, bear the restricted securities legend set forth in Exhibit 1 hereto.

     (c) Subject to the provisions of Section 2.4(b) of this Appendix A, the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

     (d) In the event of the occurrence of any of the events specified in
Section 2.4(a)(i), (ii) or (iii) of this Appendix A, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                   To APPENDIX A

                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS

INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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a)(1),
(2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

                 [Temporary Regulation S Global Security Legend]

     BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE RULE 144A GLOBAL NOTE OR THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903 OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH THE EUROCLEAR SYSTEM OR CLEARSTREAM BANKING, S.A. AND ONLY (A) TO THE COMPANY, (B) TO

A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, OTHER THAN IN CANADA OR TO OR FOR THE BENEFIT OF A RESIDENT OF CANADA PURSUANT TO A PROSPECTUS QUALIFYING THE NOTES FOR SALE UNDER THE SECURITIES LAW IN ANY PROVINCE OR TERRITORY OF CANADA IN WHICH THE PURCHASER RESIDES OR PURSUANT TO AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS OF SUCH LAWS, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF APPLICABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY NOT BE TRANSFERRED TO INSTITUTIONS THAT ARE "ACCREDITED INVESTORS" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT BUT NOT QUALIFIED INSTITUTIONAL BUYERS AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF SUCH RESALE RESTRICTIONS, IF THEN APPLICABLE.

                          [Definitive Security Legend]

     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                       [FORM OF FACE OF INITIAL SECURITY]

No.

                          11 7/8% Senior Note due 2010

                                                                       CUSIP No.

     FAIRPOINT COMMUNICATIONS, INC., a Delaware corporation, promises to pay to ______________, or registered assigns, on March 1, 2010, the principal sum as set forth on the Schedule of Increases and Decreases annexed hereto.

     Interest Payment Dates:    March 1 and September 1.

     Record Dates:              February 15 and August 15.

     Additional provisions of this Security are set forth on the other side of this Security.

     IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

Dated:


                                           FAIRPOINT COMMUNICATIONS, INC.


                                           By:
                                               --------------------------
                                               Name:
                                               Title:


                                           By:
                                               --------------------------
                                               Name:
                                               Title:


TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

THE BANK OF NEW YORK,

  as Trustee, certifies
  that this is one of
  the Securities referred
  to in the Indenture.


By:
    ----------------------------------
    Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                          11 7/8% Senior Note due 2010

1.   INTEREST

     (a) FairPoint Communications, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on March 1 and September 1 of each year commencing September 1, 2003. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 6, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

     (b) Additional Interest. The holder of this Security is entitled to the benefits of a Registration Rights Agreement, dated March 3, 2003, among the Company and the Initial Purchasers named therein (the "Registration Rights Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Rights Agreement. In the event that (i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission on or prior to the 90th day following the date of the original issuance of the Securities, (ii) the Exchange Offer Registration Statement has not been declared effective on or prior to the 180th day following the date of the original issuance of the Securities, (iii) neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective on or prior to the 210th day following the date of the original issuance of the Securities, or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of the Securities at any time that the Company is obligated to maintain the effectiveness thereof pursuant to the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above being referred to herein as a "Registration Default"), interest (the "Additional Interest") shall accrue (in addition to stated interest on the Securities) from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate per annum equal to 0.50% of the principal amount of the Securities; provided, however, that such rate per annum shall increase by 0.25% per annum from and including the 91st day after the first such Registration Default (and each successive 91st day thereafter) unless and until all Registration Defaults have been cured; provided further, however, that in no event shall the Additional Interest accrue at a rate in excess of 1.50% per annum. The Additional Interest will be payable in cash semi-annually in arrears each March 1 and September 1.

2.   METHOD OF PAYMENT.

     The Company will pay interest on the Securities to the Persons who are registered holders of Securities at the close of business on the February 15 or August 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Defaulted interest will be paid in the manner set forth in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   PAYING AGENT AND REGISTRAR.

     Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   INDENTURE.

     The Company issued the Securities under an Indenture dated as of March 6, 2003 (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

     The Securities are general unsecured senior obligations of the Company, unlimited in aggregate principal amount at any one time outstanding. This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Original Securities in an aggregate principal amount of $225,000,000, additional Initial Securities issued under the Indenture in aggregate principal amount specified by the Company and any Exchange Securities issued in exchange for the Initial Securities. The Original Securities, the additional Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture and vote and consent together on all matters as one class under the Indenture.

5.   OPTIONAL REDEMPTION.

     Except as set forth below, the Securities may not be redeemed prior to March 1, 2007. On and after that date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on March 1 of the years set forth below:

          Year                                         Price
          ----                                         -----
          2007                                         105.938%
          2008                                         102.969%
          2009 and thereafter                          100.000%

     Notwithstanding the foregoing, on or prior to March 1, 2006, the Company may redeem up to 35% of the aggregate principal amount of all Securities theretofore issued, with proceeds of an Equity Sale, at a redemption price of 111.875% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), PROVIDED, HOWEVER, that at least 65% of the aggregate principal amount of the Original Securities (and Exchange Securities issued in exchange therefor) remains outstanding after the occurrence of such redemption and PROVIDED, FURTHER, that such redemption shall be made within 75 days of such Equity Sale upon not less than 30 nor more than 60 days' notice.

6.   SINKING FUND.

     The Securities are not subject to any sinking fund.

7.   NOTICE OF REDEMPTION.

     Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.   REPURCHASE OF SECURITIES AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL.

     Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101.0% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

9.   DENOMINATIONS; TRANSFER; EXCHANGE.

     The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  PERSONS DEEMED OWNERS.

     The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  UNCLAIMED MONEY.

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  DISCHARGE AND DEFEASANCE.

     Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  AMENDMENT, WAIVER.

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to provide for or confirm the issuance of additional Securities; (v) to add Guarantees with respect to the Securities; (vi) to secure the Securities; (vii) to add additional covenants or to surrender rights and powers conferred on the Company; (viii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (ix) to make any change that does not adversely affect the rights of any Securityholder.

14.  DEFAULTS AND REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

15.  TRUSTEE DEALINGS WITH THE COMPANY.

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may other wise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  NO RECOURSE AGAINST OTHERS.

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  AUTHENTICATION.

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  ABBREVIATIONS.

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  GOVERNING LAW.

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.  CUSIP NUMBERS.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     THE COMPANY WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

--------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

--------------------------------------------------------------------
(Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint __________________________________as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Date: _________________________

Your Signature:
                --------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933 after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

1.        to the Company; or

2. pursuant to an effective registration statement under the Securities Act of 1933; or

3. inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

4. outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

5. to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee or the Company); or

6. pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
     (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


                                            ---------------------------------
                                            Your Signature


Signature Guarantee:


Date: __________________                    ---------------------------------
                                            Signature of Signature Guarantee

Signature must be guaranteed by a participant in a Guarantee recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date: __________________                    ----------------------------------
                                            NOTICE: To be executed by an
                                                    executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $___________. The following increases or decreases in this Global Security have been made:

                                                                             Principal Amount of
                         Amount of decrease in    Amount of increase in     this Global Security      Signature of authorized
                          Principal Amount of      Principal Amount of     following such decrease    signatory of Trustee or
   Date of Exchange      this Global Security     this Global Security          or increase            Securities Custodian


                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to
Section 4.07 or 4.14 of the Indenture, check the box: [_]

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.14 of the Indenture, state the amount: $_________

Date: __________________


Your Signature:
                -------------------------------------------------
(Sign exactly as your name appears on the other side of the Security)


Signature
Guarantee:
          ----------------------------------------------------------------------
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                                                                       EXHIBIT A

                       [FORM OF FACE OF EXCHANGE SECURITY]

No.

                          11 7/8% Senior Note due 2010

                                                                       CUSIP No.

     FAIRPOINT COMMUNICATIONS, INC., a Delaware corporation, promises to pay to ________________, or registered assigns, on March 1, 2010, the principal sum as set forth on the Schedule of Increases and Decreases annexed hereto.

Interest Payment Dates: March 1 and September 1.

Record Dates: February 15 and August 15.

     Additional provisions of this Security are set forth on the other side of this Security.

     IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

Dated:


                                            FAIRPOINT COMMUNICATIONS, INC.


                                            By:
                                                --------------------------
                                                Name:
                                                Title:


                                            By:
                                                --------------------------
                                                Name:
                                                Title:


TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

THE BANK OF NEW YORK,

  as Trustee, certifies
  that this is one of
  the Securities referred
  to in the Indenture.


By:
    ---------------------------------
    Authorized Signatory

*/ If the Security is to be issued in global form, add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                          11 7/8% Senior Note due 2010

1.   INTEREST.

     FairPoint Communications, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on March 1 and September 1 of each year commencing September 1, 2003. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 6, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

2.   METHOD OF PAYMENT.

     The Company will pay interest on the Securities to the Persons who are registered holders of Securities at the close of business on February 15 or August 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Defaulted interest will be paid in the manner set forth in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   PAYING AGENT AND REGISTRAR.

     Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   INDENTURE.

     The Company issued the Securities under an Indenture dated as of March 6, 2003 (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

     The Securities are general unsecured senior obligations of the Company, unlimited in aggregate principal amount at any one time outstanding. This Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Original Securities in an aggregate principal amount of $225,000,000, any additional Initial Securities issued under the Indenture in aggregate principal amount specified by the Company and any Exchange Securities issued in exchange for the Initial Securities. The Original Securities, any additional Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture and will vote and consent together on all matters as one class under the Indenture.

5.   OPTIONAL REDEMPTION.

     Except as set forth below, the Securities may not be redeemed prior to March 1, 2007. On and after that date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on March 1 of the years set forth below:

          Year                                    Price
          ----                                    -----
          2007                                    105.938%
          2008                                    102.969%
          2009 and thereafter                     100.000%

     Notwithstanding the foregoing, on or prior to March 1, 2006, the Company may redeem up to 35% of the aggregate principal amount of all Securities theretofore issued, with proceeds of an Equity Sale, at a redemption price of 111.875% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), PROVIDED, HOWEVER, that at least 65% of the aggregate principal amount of the Original Securities (and Exchange Securities issued in exchange therefor) remains outstanding after the occurrence of such redemption and PROVIDED, FURTHER, that such redemption shall be made within 75 days of such Equity Sale upon not less than 30 nor more than 60 days' notice.

6.   SINKING FUND.

     The Securities are not subject to any sinking fund.

7.   NOTICE OF REDEMPTION.

     Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.   REPURCHASE OF SECURITIES AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL.

     Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101.0% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

9.   DENOMINATIONS; TRANSFER; EXCHANGE.

     The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  PERSONS DEEMED OWNERS.

     The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  UNCLAIMED MONEY.

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such

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payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  DISCHARGE AND DEFEASANCE.

     Subject to certain conditions, the Company at any time may terminate some of or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  AMENDMENT, WAIVER.

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to provide for or confirm the issuance of additional Securities; (v) to add Guarantees with respect to the Securities; (vi) to secure the Securities; (vii) to add additional covenants or to surrender rights and powers conferred on the Company; (viii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (ix) to make any change that does not adversely affect the rights of any Securityholder.

14.  DEFAULTS AND REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

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15.  TRUSTEE DEALINGS WITH THE COMPANY.

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may other wise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  NO RECOURSE AGAINST OTHERS.

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  AUTHENTICATION.

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  ABBREVIATIONS.

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  GOVERNING LAW.

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.  CUSIP NUMBERS.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

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     THE COMPANY WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST
AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.

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                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

----------------------------------------------
(Print or type assignee's name, address and zip code)

----------------------------------------------
(Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ______________________________________ as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Date: ____________________

Your Signature:
                 ----------------------------------------------------
Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

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                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to
Section 4.07 or 4.14 of the Indenture, check the box: /_/

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.14 of the Indenture, state the amount:
$__________________

Date: __________________

Your Signature:
                ---------------------------------------------------
(Sign exactly as your name appears on the other side of the Security)

Signature
Guarantee:
          ----------------------------------------------------------------------
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

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                                                                       EXHIBIT B


          Form of Supplemental Indenture in Respect of Note Guarantee

     SUPPLEMENTAL INDENTURE, dated as of [_________] (this "SUPPLEMENTAL INDENTURE"), among [name of [Note Guarantor[s] ] (the "NOTE GUARANTOR[S]"), FairPoint Communications, Inc., a Delaware corporation (together with its successors and assigns, the "Company"), and The Bank of New York, as Trustee (the "TRUSTEE") under the Indenture referred to below.

                              W I T N E S S E T H:

     WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of March 6, 2003 (as amended, supplemented, waived or otherwise modified, the "INDENTURE"), providing for the issuance of 11 7/8% Senior Notes due 2010 of the Company (the "SECURITIES");

     WHEREAS, Section 4.10 of the Indenture provides that the Company is required to cause the Note Guarantor[s] to execute and deliver to the Trustee a supplemental indenture pursuant to which the Note Guarantor[s] shall guarantee the Securities pursuant to [a] Note Guarantee[s] on the terms and conditions set forth herein and in Article X of the Indenture;

     WHEREAS, [the][each] Note Guarantor desires to enter into this Supplemental Indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Note Guarantor is dependent on the financial performance and condition of the Company; and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Note Guarantor[s], the Company and the Trustee mutually covenant and agree for the benefit of the Holders of the Securities as follows:

     1. DEFINED TERMS. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

     2. AGREEMENT TO GUARANTEE. [The] [Each] Note Guarantor hereby agree[s], jointly and severally with [all] [any] other Note Guarantor[s], fully and unconditionally, to guarantee the Guaranteed Obligations under the Indenture and the Securities on the

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terms and subject to the conditions set forth in Article X of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Note Guarantor.

     3. TERMINATION, RELEASE AND DISCHARGE. [The] [Each] Note Guarantor's Note Guarantee shall terminate and be of no further force or effect, and [the] [each] Note Guarantor shall be released and discharged from all obligations in respect of its Note Guarantee, only as and when provided in Section 10.03 of the Indenture.

     4. PARTIES. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of [the] [each] Note Guarantor's Note Guarantee or any provision contained herein or in Article X of the Indenture.

     5. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     6. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

     7. COUNTERPARTS. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

     8. HEADINGS. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.


                                            [NAME OF NOTE GUARANTOR], as
                                            Note Guarantor


                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:


                                            FAIRPOINT COMMUNICATIONS, INC.


                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:


                                            THE BANK OF NEW YORK, as Trustee


                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:

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